Exhibit 99.1
MEDLEY MANAGEMENT INC. DECLARES $0.20 PER SHARE DIVIDEND, REPORTS THIRD QUARTER 2018 RESULTS

NEW YORK, November 14, 2018 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its third quarter ended September 30, 2018 and will host an earnings conference call and audio webcast this morning at 11:00 a.m. (Eastern Time).
Highlights

•	Fee earning assets under management were $2.9 billion as of September 30, 2018

•	Total assets under management were $4.8 billion as of September 30, 2018

•	U.S. GAAP net loss per share attributable to Medley Management Inc. was $0.15 for Q3 2018

•	Core Net Income Per Share was $0.06 for Q3 2018

•	Declared $0.20 per share dividend for Q3 2018 payable on December 12, 2018

Results of Operations for the Three Months Ended September 30, 2018
Total revenues were $14.4 million for the three months ended September 30, 2018 compared to $16.6 million for the same period in 2017. The decrease was due primarily to lower base management fees from our permanent capital vehicles as a result of a decrease in fee earning assets under management, partly offset by an increase in other revenue and fees.
Total expenses from operations were $12.5 million for the three months ended September 30, 2018 compared to $9.9 million for the same period in 2017. The increase was due primarily to an increase in professional fees. The increase in professional fees was attributed to fees incurred in connection with our pending merger with Sierra Income Corporation ("Sierra").
Total other income (expense), net was $1.0 million for the three months ended September 30, 2018 compared to $(1.5) million for the same period in 2017. The increase was due primarily to $2.7 million of unrealized gains relating to one of our investments. The $2.7 million of unrealized gains were allocated to non-controlling interests in consolidated subsidiaries which did not have any impact on the income attributed to Medley Management Inc. and non-controlling interests in Medley LLC.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $1.4 million for the three months ended September 30, 2018 compared to net income of $2.6 million for the same period in 2017. Medley Management Inc.’s net loss per share was $0.15 for the three months ended September 30, 2018 compared to net income per share of $0.03 for the same period in 2017.
Pre-Tax Core Net Income was $2.7 million for the three months ended September 30, 2018 compared to $4.7 million for the same period in 2017. Core Net Income Per Share was $0.06 for the three months ended September 30, 2018, compared to $0.09 for the same period in 2017. Core EBITDA was $5.6 million for the three months ended September 30, 2018 compared to $7.6 million for the same period in 2017.
Results of Operations for the Nine Months Ended September 30, 2018
Total revenues were $43.9 million for the nine months ended September 30, 2018 compared to $47.0 million for the same period in 2017. The decrease was due primarily to lower base management fees from our permanent capital vehicles as a result of a decrease in fee earning assets under management, partly offset by an increase in other revenue and fees.
Total expenses from operations were $37.0 million for the nine months ended September 30, 2018 compared to $26.0 million for the same period in 2017. The increase was due primarily to an increase in professional fees and compensation expense. The increase in professional fees related to strategic initiatives including our pending merger with Sierra. The increase in compensation was primarily attributed severance expense as a result of the consolidation of our business activities to our New York office and stock-based compensation associated with award grants in 2018.
Total other expense, net was $15.8 million for the nine months ended September 30, 2018 compared to $4.8 million for the same period in 2017. The increase was due primarily to $10.9 million of unrealized losses relating to one of our investments, partly offset by an increase of $0.5 million in dividend income. Of the $10.9 million of unrealized losses, $7.3 million was allocated to non-controlling interests in consolidated subsidiaries which did not have any impact on the net income attributed to Medley Management Inc. and non-controlling interests in Medley LLC.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $6.6 million for the nine months ended September 30, 2018 compared to net income of $10.0 million for the same period in 2017. Medley Management Inc.’s net loss per share was $0.49 for the nine months ended September 30, 2018 compared to net income per share of $0.18 for the same period in 2017.

Pre-Tax Core Net Income was $7.2 million for the nine months ended September 30, 2018 compared to $15.1 million for the same period in 2017. Core Net Income Per Share was $0.16 for the nine months ended September 30, 2018, compared to $0.28 for the same period in 2017. Core EBITDA was $15.9 million for the nine months ended September 30, 2018 compared to $23.7 million for the same period in 2017.
Conference Call and Webcast Information
We will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Wednesday, November 14, 2018 to discuss our third quarter financial results.
All interested parties may participate in the conference call by dialing (877) 870-4263 approximately 5-10 minutes prior to the call. International callers should dial (412) 317-0790. Participants should request to be joined into the Medley Management Inc. call when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.mdly.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Investor Contact:

Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:

Erin Clark
Teneo Strategy
646-214-8355

Key Performance Indicators:

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2018	2017	2018	2017
	(Amounts in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax Income (Loss)	$2,868	$5,202	$(8,847)	$16,188
Net (loss) income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(1,448)	$2,633	$(6,570)	$9,986
Net (Loss) income per Class A common stock	$(0.15)	$0.03	$(0.49)	$0.18
Net (Loss) Income Margin (1)	(10.1)%	15.9%	(15.0)%	21.2%
Weighted average shares - Basic and Diluted	5,591,123	5,342,939	5,539,804	5,578,003

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$2,684	$4,651	$7,212	$15,065
Core Net Income (2)	$1,889	$3,851	$5,163	$13,171
Core EBITDA (3)	$5,582	$7,592	$15,941	$23,737
Core Net Income Per Share (4)	$0.06	$0.09	$0.16	$0.28
Core Net Income Margin (5)	12.5%	15.9%	11.0%	18.2%
Pro-Forma Weighted Average Shares Outstanding (6)	32,174,946	30,777,252	31,539,125	30,922,950

Other Data (at period end, in millions):
AUM	$4,796	$5,296	$4,796	$5,296
Fee Earning AUM	$2,891	$3,241	$2,891	$3,241

(1)	Net (Loss) Income Margin equals Net (loss) income attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income attributable to Medley Management Inc. and net income attributable to non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assumed an effective corporate tax rate of 33.0% for 2018 and 43.0% for 2017. Please refer to the calculation of Core Net Income Per Share in Exhibit D for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 24,639,302 vested and unvested LLC Units for 24,639,302 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

Fee Earning AUM
The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending Balance, June 30, 2018	$1,896	$1,064	$2,960	64%	36%
Commitments	(27)	60	33
Distributions	(21)	(12)	(33)
Change in fund value	(34)	(35)	(69)
Ending Balance, September 30, 2018	$1,814	$1,077	$2,891	63%	37%
Total fee earning AUM decreased by $69.0 million, or 2% as of September 30, 2018 compared to total fee earning AUM as of June 30, 2018. The permanent capital vehicles’ share of fee earning AUM decreased to 63% as of September 30, 2018 compared to 64% as of June 30, 2018.
The table below presents the year-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, December 31, 2017	$2,090	$1,068	$3,158	66%	34%
Commitments	(116)	214	98
Distributions	(66)	(100)	(166)
Change in fund value	(94)	(105)	(199)
Ending Balance, September 30, 2018	$1,814	$1,077	$2,891	63%	37%
Total fee earning AUM decreased by $267 million, or 8% as of September 30, 2018 compared to total fee earning AUM as of December 31, 2017. The permanent capital vehicles’ share of fee earning AUM decreased to 63% as of September 30, 2018 compared to 66% as of December 31, 2017.
Dividend Declaration

On November 7, 2018, the Company’s Board of Directors declared a dividend of $0.20 per share of Class A common stock for the third quarter of 2018. The dividend will be paid on December 12, 2018 to stockholders of record as of November 28, 2018.
About Medley
Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $4.8 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) (TASE:MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 15 years, Medley has provided capital to over 400 companies across 35 industries in North America.(1)
Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).

Forward-Looking Statements
Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.
Non-GAAP Financial Measures
We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.
Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.
This press release does not constitute an offer for any Medley fund.
Available Information
Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

(1) Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of September 30, 2018.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2018	2017	2018	2017
	(Amounts in thousands, except share and per share data)
Revenues
Management fees (includes Part I incentive fees of $447, $1,393, $447 and $1,937, respectively)	$12,336	$14,838	$36,386	$41,934
Performance fees	—	(167)	—	(1,984)
Other revenues and fees	2,769	2,016	8,136	7,004
Investment income (loss):
Carried interest	(326)	(34)	271	139
Other investment loss	(382)	(91)	(849)	(101)
Total Revenues	14,397	16,562	43,944	46,992

Expenses
Compensation and benefits	6,320	6,382	21,991	17,881
Performance fee compensation	(79)	(14)	(112)	(845)
General, administrative and other expenses	6,244	3,510	15,095	8,932
Total Expenses	12,485	9,878	36,974	25,968

Other Income (Expense)
Dividend income	962	1,428	3,351	2,896
Interest expense	(2,717)	(2,718)	(8,113)	(9,131)
Other income (expenses), net	2,711	(192)	(11,055)	1,399
Total Other Expense, Net	956	(1,482)	(15,817)	(4,836)
Income (loss) before income taxes	2,868	5,202	(8,847)	16,188
Provision for income taxes	450	652	835	1,493
Net Income (Loss)	2,418	4,550	(9,682)	14,695
Net income (loss) attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	3,866	1,917	(3,112)	4,709
Net (Loss) income attributable to non-controlling interests in Medley LLC	(963)	2,172	(4,729)	8,557
Net (Loss) Income Attributable to Medley Management Inc.	$(485)	$461	$(1,841)	$1,429

Net (Loss) Income Per Share of Class A Common Stock:
Basic	$(0.15)	$0.03	$(0.49)	$0.18
Diluted	$(0.15)	$0.03	$(0.49)	$0.18
Weighted average shares outstanding - Basic and Diluted	5,591,123	5,342,939	5,539,804	5,578,003

Exhibit B. Consolidated Statements of Comprehensive Income

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2018	2017	2018	2017
	(Amounts in thousands)
Net Income (Loss)	$2,418	$4,550	$(9,682)	$14,695
Other Comprehensive Income (Loss):
Change in fair value of available-for-sale securities (net of taxes of $0.3 million and $0.4 million for Medley Management Inc. for the three and nine months ended September, 2017, respectively)	—	(2,915)	—	(5,081)
Total Comprehensive Income (Loss)	2,418	1,635	(9,682)	9,614
Comprehensive income (Loss) attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	3,866	1,917	(3,112)	4,680
Comprehensive (loss) income attributable to non-controlling interests in Medley LLC	(963)	(381)	(4,729)	4,164
Comprehensive (Loss) Income Attributable to Medley Management Inc.	$(485)	$99	$(1,841)	$770

Exhibit C. Reconciliation of Core Net Income and Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2018	2017	2018	2017
	(Amounts in thousands)
Net (loss) income attributable to Medley Management Inc.	$(485)	$461	$(1,841)	$1,429
Net (loss) income attributable to non-controlling interests in Medley LLC	(963)	2,172	(4,729)	8,557
Net (loss) income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(1,448)	$2,633	$(6,570)	$9,986
Reimbursable fund startup expenses	240	596	1,304	847
IPO date award stock-based compensation	444	532	1,018	189
Other non-core items:
Unrealized losses on shares of MCC	—	—	3,543	—
Severance expense	39	20	2,263	1,184
Acceleration of debt issuance costs (1)	—	—	—	1,148
Other (2)	2,959	218	4,819	218
Income tax expense on adjustments	(345)	(148)	(1,214)	(401)
Core Net Income	$1,889	$3,851	$5,163	$13,171
Interest expense	2,717	2,718	8,113	7,982
Income taxes	795	800	2,049	1,894
Depreciation and amortization	181	223	616	690
Core EBITDA	$5,582	$7,592	$15,941	$23,737

(1)
For the nine months ended September 30, 2017, this amount relates to additional interest expense associated with the acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of Senior Unsecured Debt.

(2)	For the three and nine months ended September 30, 2018, other items consists primarily of fees related to strategic initiatives including our pending merger with Sierra.

Exhibit D. Calculation of Core Net Income Per Share

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2018	2017	2018	2017
	(Amounts in thousands, except share and per share amounts)
Numerator
Core Net Income	$1,889	$3,851	$5,163	$13,171
Add: Income taxes	795	800	2,049	1,894
Pre-Tax Core Net Income	$2,684	$4,651	$7,212	$15,065

Denominator
Class A common stock	5,591,123	5,342,939	5,539,804	5,578,003
Conversion of LLC Units and restricted LLC Units to Class A common stock	24,215,302	23,653,333	24,008,815	23,592,381
Restricted Stock Units	2,368,521	1,780,980	1,990,506	1,752,566
Pro-Forma Weighted Average Shares Outstanding (1)	32,174,946	30,777,252	31,539,125	30,922,950
Pre-Tax Core Net Income Per Share	$0.08	$0.15	$0.23	$0.49
Less: corporate income taxes per share (2)	(0.02)	(0.06)	(0.07)	(0.21)
Core Net Income Per Share	$0.06	$0.09	$0.16	$0.28

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 24,839,302 vested and unvested LLC Units for 24,839,302 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

(2)
Represents a per share adjustment for income taxes assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes. We assumed an effective corporate tax rate of 33.0% for 2018 and 43.0% for 2017. The lower effective corporate tax rate was primarily the result of the enactment of the Tax Cuts and Jobs Act which reduced the federal corporate tax rate from 34.0% to 21.0% effective January 1, 2018.

Exhibit E. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2018	2017	2018	2017

Net Income Margin	(10.1)%	15.9%	(15.0)%	21.2%
Reimbursable fund startup expenses (1)	1.7%	3.6%	3.0%	1.7%
IPO date award stock-based compensation (1)	3.1%	3.2%	2.3%	0.4%
Other non-core items:(1)
Unrealized losses on shares of MCC	—%	—%	8.1%	—%
Severance expense	0.3%	0.1%	5.1%	2.6%
Acceleration of debt issuance costs	—%	—%	—%	2.4%
Other	20.6%	1.3%	11.0%	0.5%
Provision for income taxes (1)	3.1%	3.9%	1.9%	3.2%
Corporate income taxes (2)	(6.2)%	(12.1)%	(5.4)%	(13.8)%
Core Net Income Margin	12.5%	15.9%	11.0%	18.2%

(1)	Adjustments to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)
Assumes that all of our pre-tax earnings, including adjustments above, are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0% for 2018 and 43.0% for 2017 and presented the calculation as a percentage of total revenue.

Exhibit F. Consolidated Balance Sheets of Medley Management Inc.

	As of
	September 30, 2018 (unaudited)	December 31, 2017
	(Amounts in thousands)
Assets
Cash and cash equivalents	$21,515	$36,327
Investments, at fair value	46,285	56,632
Management fees receivable	10,884	14,714
Performance fees receivable	—	2,987
Other assets	15,421	17,262
Total Assets	$94,105	$127,922

Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Senior unsecured debt, net	$117,428	$116,892
Loans payable, net	9,726	9,233
Accounts payable, accrued expenses and other liabilities	37,068	25,130
Total Liabilities	164,222	151,255

Redeemable Non-controlling Interests	32,226	53,741

Equity
Class A common stock	57	55
Class B common stock	—	—
Additional paid in capital	6,260	2,820
Accumulated other comprehensive loss	—	(1,301)
Accumulated deficit	(17,591)	(9,545)
Total stockholders' deficit, Medley Management Inc.	(11,274)	(7,971)
Non-controlling interests in consolidated subsidiaries	(1,638)	(1,702)
Non-controlling interests in Medley LLC	(89,431)	(67,401)
Total Deficit	(102,343)	(77,074)
Total Liabilities, Redeemable Non-controlling Interests and Equity	$94,105	$127,922